Exhibit 99.1

Apollo Medical Holdings Announces Record Fiscal Year-End Results

Glendale, CA – (PR Newswire) – May 3, 2013 – Apollo Medical Holdings, Inc. ("ApolloMed") (OTCQB: AMEH), an integrated physician-driven healthcare delivery company that puts ‘Patients First,’ today announced its fiscal year-end results for the three and twelve months ended January 31, 2013.

Financial Highlights for Full Fiscal Year 2013 Compared to Full Fiscal Year 2012:

•	Net revenues climbed 52.2% to $7.8 million from $5.1 million due largely to the signing of new hospital contracts during fiscal 2013, coupled with new revenue stemming from the Company’s expanded service offerings.

•	Gross profit increased 49.2% to $1.46 million from $978,000.

•	After factoring non-cash stock-based compensation totaling approximately $1.9 million, loss from operations on a GAAP basis rose to $2.1 million from $413,000.

•	Non-GAAP* Adjusted EBITDA increased to approximately $4,200 from a Non-GAAP Adjusted EBITDA loss of approximately $219,000.

Financial Highlights for Three Months Ended January 31, 2013 Compared to Three Months Ended January 31, 2012:

•	Net revenues totaled $2.5 million, rising 63.7% from $1.5 million.

•	Gross profit rose 34.7% to approximately $547,000 from $406,000.

•	Operating loss doubled to $525,000 from $269,000; the increase is attributable primarily to costs associated with the development and expansion of ApolloMed ACO.

•	Non-GAAP* Adjusted EBITDA loss totaled $189,523, rising 12.0% from $169,245.

As of January 31, 2013, the Company had $1.18 million in cash and cash equivalents, $1.58 million in accounts receivable and total stockholders’ deficit of approximately $391,000.

Key Operational Highlights for Fiscal Year 2013

•	In March 2012, Care1st Health Plan contracted with ApolloMed Hospitalists to provide inpatient care services to its members at all hospitals in Los Angeles which ApolloMed serves.

•	In July, ApolloMed ACO was officially selected by the Centers for Medicare and Medicaid Services to participate in the Medicare Shared Savings Program as one of only eight ACOs selected in the State of California during the year.

•	In September, ApolloMed Hospitalists was signed by L.A. Care Health Plan, the largest Medi-Cal managed care plan in California and the largest public health plan in the nation, to provide hospitalist management services at all hospitals in Los Angeles which ApolloMed serves.

•	In October, Glendale Memorial Hospital, recognized as one of ‘America’s 50 Best Hospitals’ by Healthgrades, chose ApolloMed to provide critical care services for its Intensive Care Unit.

•	Also in October, the Company expanded its ApolloMed Hospitalists business into Orange County, California, initiating 24/7 coverage at four area hospitals: Fountain Valley Regional Medical Center, a 400-bed full-service acute care facility owned by Tenet Healthcare Corporation and one of the largest hospitals in the county; Huntington Beach Hospital, a 131-bed facility owned by Prime Healthcare; Kindred Hospital in Westminster, a 99-bed long term acute care (LTAC) facility; and Kindred Hospital in Santa Ana, a 54-bed LTAC facility. Both LTACs are owned by Kindred Healthcare, the largest diversified provider of post-acute care services in the U.S.

•	In late November, ApolloMed Hospitalists signed a service agreement with California Hospital Medical Center to provide hospitalist services to the 316-bed acute care hospital located in downtown Los Angeles.

•	During the year, the Company expanded its Board of Directors with the welcome addition of Gary Augusta, Mark Meyers, Mitchell Creem and Ted Schreck, who was named Chairman.

Commenting on the yearend results, ApolloMed CEO Warren Hosseinion, M.D. stated, “On reflection, fiscal 2013 was a very rewarding year for us – a year in which we made vital progress on the expansion of our three core business units; saw material growth in the number of hospitals, physicians and patients we now serve; and gained meaningful traction with our market penetration efforts in Southern and Central California. Moreover, we are very proud of our many notable accomplishments in the last year that helped us close fiscal 2013 on a $10+ million revenue run rate, which firmly positions us to deliver yet another record year in 2014. Practicing strict expense discipline and aggressively ramping sales are among are chief priorities in the current fiscal year and are goals that we believe we are well poised to achieve.”

For more details on ApolloMed’s fiscal 2013 year-end results, please refer to the Company’s 10-K filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

FINANCIAL CHARTS TO FOLLOW

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	January 31, 2013	January 31, 2012
CURRENT ASSETS
Cash and cash equivalents	$1,176,727	$164,361
Accounts receivable, net	1,582,505	994,118
Advances	-	2,140
Due from affiliates	5,648	5,504
Prepaid expenses	72,628	45,601
Deferred financing costs, current	34,614	37,500
Total current assets	2,872,122	1,249,224

Deferred financing costs, non-current	218,640	-
Property and equipment, net	68,142	43,261
Goodwill	33,200	32,000
Other assets	30,981	39,563
TOTAL ASSETS	$3,223,085	1,364,048

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$950,651	$163,476
Notes payable	594,765	-
Convertible notes payable, net	-	596,366
Derivative liability	-	653,026
Stock issuable	159,334	90,000
Due to officers	-	12,400
Total current liabilities	1,704,750	1,515,268

Convertible notes payable, net	1,909,714	150,000
Warrant liability	-	120,000
Total liabilities	3,614,464	1,785,268

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001 ; 5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized, 34,843,441 and 29,335,774 shares issued and outstanding as of January 31, 2013 and 2012, respectively	34,844	29,336
Prepaid consulting	(616,014)	-
Additional paid-in-capital	11,248,566	1,429,051
Accumulated deficit	(11,022,272)	(2,117,708)

Total	(354,876)	(659,321)
Non-controlling interest	(36,503)	238,101
Total stockholders' deficit	(391,379)	(421,220)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,223,085	$1,364,048

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended January 31,
	2013	2012
NET REVENUES	$7,776,131	$5,110,806
COST OF SERVICES	6,316,164	4,132,399
GROSS PROFIT	1,459,967	978,407

Operating expenses:
General and administrative	3,517,536	1,379,153
Depreciation	20,918	12,589
Total operating expenses	3,538,454	1,391,742

LOSS FROM OPERATIONS	(2,078,487)	(413,335)

Other income (expense)
Loss on change in fair value of derivative liabilities	(5,853,855)	-
Interest expense	(930,176)	(304,034)
Other (expense) income	(37,246)	2,842
Total other expenses	(6,821,277)	(301,192)

LOSS BEFORE INCOME TAXES	(8,899,764)	(714,527)

Provision for Income Tax	4,800	5,819

NET LOSS	$(8,904,564)	$(720,346)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31 ,		Year Ended January 31,
	2013	2012	2013	2012
LOSS FROM OPERATIONS	$(525,083)	$(268,754)	$(2,078,487)	$(413,335)
Depreciation and amortization expense	6,133	2,775	20,918	12,589
EBITDA	(518,950)	(265,979)	(2,057,569)	(400,746)

Issuance of shares for service	133,355	89,400	1,355,708	152,400
Non-cash stock option expense	196,072	7,334	706,020	29,333

ADJUSTED EBITDA	$(189,523)	$(169,245)	$4,159	$(219,013)

*Use of Non-GAAP Financial Measures

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures. Adjusted EBITDA, as used in this press release, represents Loss from Operations before depreciation, adjusted for issuance of shares for service, stock option expense, amortization of debt discount and impairment of intangibles and losses on discontinued operations. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s ongoing operating performance and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The Non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company's financial statements filed with the Securities and Exchange Commission.

About Apollo Medical Holdings, Inc. (ApolloMed)

Headquartered in Glendale, California and dedicated to putting the ‘Patient First,’ ApolloMed is a physician-driven integrated healthcare delivery company, fueled by its commitment to provide exceptional multi-disciplinary care in the communities it serves in Southern and Central California.  ApolloMed is addressing the healthcare needs of the nation’s largest population center by leveraging its integrated healthcare delivery platform through its complementary physician groups:  ApolloMed Hospitalists and ApolloMed ACO (Accountable Care Organization).  This platform combines hospitalist medicine, critical care medicine, patient care coordination, case management and transition management that enable healthcare organizations to engage in performance payments for utilization efficiency, quality of care objectives and shared accountability arrangements.  ApolloMed strives to improve medical outcomes with high quality, cost efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of Apollo Medical Holdings, Inc. (“the Company”) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Apollo Medical Holdings, Inc.

For More Information, PLEASE CONTACT:

Hanover|Elite

Kathy Addison or Dodi Handy

407-585-1080 or via email at AMEH@hanoverelite.com